As filed with the Securities and Exchange Commission on November 30, 2004

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REPUBLIC BANCORP, INC.

(Exact name of Registrant as Specified in Its Charter)

Kentucky	61-0862051
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 West Market Street

Louisville, Kentucky 40202

(502) 584-3600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

REPUBLIC BANCORP, INC. 1995 STOCK OPTION PLAN

(Full Title of the Plan)

Michael Ringswald

General Counsel

REPUBLIC BANCORP, INC.

601 West Market Street
Louisville, Kentucky 40202
(502) 584-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Kathryn I. Murtagh, Esq.

Elisabeth M. Todaro, Esq.

Goodwin Procter LLP

Exchange Place

Boston, Massachusetts 02109

(617) 570-1000

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, no par value	1,260,000 shares	$25.79	$32,489,100	$4,116.37

(1)                                  This Registration Statement covers shares of Class A Common Stock, no par value, of Republic Bancorp, Inc. (the “Registrant”) which may be offered or sold pursuant to the Republic Bancorp, Inc. 1995 Stock Option Plan (the “Plan”).  This Registration Statement also relates to such indeterminate number of additional shares of Class A Common Stock, no par value, of Republic Bancorp, Inc. (the “Class A Common Stock”) as may be required pursuant to the Plan in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)                  The Registrant previously filed a registration statement on Form S-8 on November 23, 1999 under file number 333-91511 (the “Prior Registration Statement”) identifying shares to be registered in connection with the Plan.  On April 10, 2003, the shareholders of the Registrant approved an amendment to the Plan which increased the number of shares of Class A Common Stock available for issuance thereunder by 1,260,000.  By filing this Registration Statement in accordance with Instruction E to Form S-8, the Registrant hereby registers 1,260,000 additional shares of Class A Common Stock under the Plan. All share amounts have been adjusted to reflect the five percent (5%) stock dividend that was declared in the first quarter of 2004.

(3)                                  This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of determining the amount of the registration fee.  The registration fee is based upon the average of the high and low sale price for a share of Common Stock, as reported on the NASDAQ Stock Market as of a date within five business days prior to filing this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Pursuant to General Instruction E to Form S-8, Republic Bancorp, Inc. (the “Registrant”) hereby incorporates by reference the contents of its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 23, 1999 under file number 333-91511.

Item 8.    Exhibits.

The following exhibits are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description
4.1(*)	1995 Stock Option Plan (as amended to date).
5.1	Opinion as to the legality of the securities being registered.
23.1	Consent of Counsel (included in Exhibit 5.1 hereto).
23.2	Consent of Crowe Chizek and Company LLC.
24.1	Powers of Attorney (included in the signature page of this Registration Statement).

(*) Incorporated by reference to the relevant exhibit to the Company’s Current Report on Form 10-Q filed with the Commission on November 6, 2004.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Louisville, Commonwealth of Kentucky on November 30, 2004.

REPUBLIC BANCORP, INC.

By:	/s/ Steven E. Trager
Steven E. Trager
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Steven E. Trager and Kevin Sipes, and each of them singly, such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bernard M. Trager
Bernard M. Trager	Chairman of the Board of Directors	November 30, 2004

/s/ Steven E. Trager	President and Chief Executive Officer and
Steven E. Trager	Director (Principal Executive Officer)	November 30, 2004

Executive Vice President and Chief
/s/ Kevin Sipes	Financial Officer (Principal Financial
Kevin Sipes	Officer and Principal Accounting Officer)	November 30, 2004

/s/ Charles E. Anderson
Charles E. Anderson	Director	November 30, 2004

/s/ Bill Petter
Bill Petter	Vice Chairman and Director	November 30, 2004

/s/ Sandra Metts Snowden
Sandra Metts Snowden	Director	November 30, 2004

/s/ R. Wayne Stratton
R. Wayne Stratton	Director	November 30, 2004

/s/ J. Michael Brown
J. Michael Brown	Director	November 30, 2004

/s/ Susan Stout Tamme
Susan Stout Tamme	Director	November 30, 2004

/s/ A. Scott Trager
A. Scott Trager	Vice Chairman and Director	November 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1(*)	1995 Stock Option Plan (as amended to date)
5.1	Opinion as to the legality of the securities being registered.
23.1	Consent of Counsel (included in Exhibit 5.1 hereto).
23.2	Consent of Crowe Chizek and Company LLC.
24.1	Powers of Attorney (included in the signature page of this Registration Statement).

(*) Incorporated by reference to the relevant exhibit to the Company’s Current Report on Form 10-Q filed with the Commission on November 6, 2004.